Exhibit 31.1

I, Alan Trefler, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Pegasystems Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2011

/s/ ALAN TREFLER
Chairman and Chief Executive Officer (principal executive officer)